SHAREHOLDER SERVICING AGREEMENT

THIS SHAREHOLDER SERVICING AGREEMENT is made as of February 20, 2014, and is amended and restated as of June 1, 2018, by and among WELLS FARGO FUNDS TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a “Fund” and collectively, the “Funds”), WELLS FARGO FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company (the “WFFD”) and WELLS FARGO FUNDS MANAGEMENT, LLC, a Delaware limited liability company (“WFFM”). WFFD and WFFM shall together be referred to as “Wells Fargo”. Absent written notification to the contrary by either the Trust or Wells Fargo, each new series of the Trust established in the future and for which the Service Plan (as defined below) has been adopted shall automatically become a “Fund” for all purposes hereunder as if set forth on Schedule I.

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust, pursuant to its shareholder servicing plan (the “Service Plan”), desires to retain WFFD and WFFM to provide or engage other entities to provide certain shareholder support services to beneficial owners of the Fund’s shares (the “Clients”);

WHEREAS, WFFD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”) and serves as the principal underwriter for the Funds; and

WHEREAS, WFFM is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and serves as the investment adviser and administrator for the Funds;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.         Services as Shareholder Servicing Agent.

1.1       Wells Fargo will provide to its Clients shareholder services and may provide sub-accounting, record-keeping, and other administrative services as may from time to time be reasonably requested by the Trust or its Clients, including, but not limited to, the services listed in Schedule II to this Agreement (the “Services”).

1.1.1       Wells Fargo may sub-contract a portion of the Services to DST Asset Manager Solutions, Inc. (formerly Boston Financial Data Services, Inc., “DST”) to assist in the execution of Wells Fargo’s duties to provide Services to Clients that establish and maintain accounts directly on the books and records of the Funds’ transfer agent (“Direct-to-Fund Investors”); provided, however, that the sub-contracting with such person shall not relieve Wells Fargo of its responsibilities or liabilities hereunder. The cost of performance of such duties performed by DST will be borne and paid by Wells Fargo. No obligation may be

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imposed on the Trust in any such respect. Wells Fargo shall supervise the activities of DST in connection with the execution of its duties and obligations to provide Services to Direct-to-Fund Investors hereunder. In connection with the arrangement with DST, Wells Fargo shall refund to applicable share classes of Funds in which Direct-to-Fund Investors pay a fee for Services under the Service Plan such amounts as may be agreed upon from time to time between Wells Fargo and the Trust, with the approval of the Trust’s Board of Trustees. Wells Fargo shall provide all Services to Direct-to-Fund Investors that are not sub-contracted to DST.

1.2       In connection with all matters relating to this Agreement, Wells Fargo agrees to comply with all applicable federal and state laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act and the Advisers Act and the regulations of FINRA (“Applicable Law”).

1.3       The Trust shall furnish from time to time, for use in connection with the Services provided pursuant to this Agreement, such information with respect to the Funds as Wells Fargo may reasonably request and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent.

1.4       Wells Fargo will be compensated for the Services rendered hereunder, to the extent permitted by the Service Plan. Wells Fargo shall prepare reports for the Board of Trustees of the Trust (the “Board”) regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports of the amounts expended pursuant to the Service Plan and the purposes for which such expenditures were made.

1.5       Wells Fargo may execute and deliver written, third-party agreements based substantially on the form of Administrative and Shareholder Servicing Agreement attached as Appendix C to the Service Plan, duly approved by the Board with banks, investment advisers, and other financial institutions that are holders of record or have a servicing relationship with Clients (the “Third-Party Servicing Agents”) to provide the Services to their Clients. WFFD may execute and deliver written, third-party agreements with broker-dealers that are holders of record or have a servicing relationship with Clients, based substantially on the form duly approved by the Board under the Distribution Plan. Wells Fargo also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that Wells Fargo determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such Third-Party Servicing Agent under any such form of agreement do not exceed their responsibility or liability under the form(s) approved by the Board, and provided further that Wells Fargo determines that the overall terms of any such form of agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board. In entering into and performing under such agreements, Wells Fargo shall act as principal and not as agent for the Trust or any Fund.

2.         Representations and Undertakings.

2.1       The Trust represents to Wells Fargo that all registration statements filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder.

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2.2       The Trust represents and warrants to Wells Fargo that any registration statement, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement will be true and correct when such registration statement becomes effective; and that no registration statement, when such registration statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust authorizes Wells Fargo and authorized banks, broker/dealers and other financial institutions to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then-current form of prospectus or then-current form of statement of additional information.

2.3       No Shares shall be offered by either Wells Fargo or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.3 shall in any way restrict or have any application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust’s prospectus or Declaration of Trust.

2.4       The Trust agrees to advise Wells Fargo as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose.

3.         Indemnification.

3.1       The Trust agrees to indemnify, defend and hold Wells Fargo, its several officers and directors, and any person who controls Wells Fargo within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Wells Fargo, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify Wells Fargo, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by Wells Fargo or any affiliate thereof

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and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify Wells Fargo, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which Wells Fargo, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of Wells Fargo’s, its officer’s or director’s, or any such controlling person’s duties, or by reason of Wells Fargo’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.

3.2       Wells Fargo agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by Wells Fargo or any affiliate thereof to the Trust or its counsel and used in the Trust’s registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by Wells Fargo or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or negligence in the performance of Wells Fargo’s obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof.

4.         Confidentiality.

Wells Fargo agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Wells Fargo may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

In accordance with Regulation S-P, Wells Fargo will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any shareholder; provided, however, that Wells Fargo and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Wells Fargo, or as may be permitted by law. Wells Fargo agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

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5.         Anti-Money Laundering Program.

WFFD represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.

6.         Limitations of Liability.

Except as provided in paragraph 3.2, Wells Fargo shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

7.         Term.

This Agreement shall become effective on the date of its execution and may be terminated at any time on 30 days’ written notice to the other parties (which notice may be waived by the other parties).

8.         Release.

The names “Wells Fargo Funds Trust” and “Trustees of Wells Fargo Funds Trust” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

9.         Miscellaneous.

1.       No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

2.       This Agreement shall be governed by the laws of the State of Delaware.

10.       Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be Wells Fargo Funds Trust, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary, and that of Wells Fargo shall be Wells Fargo Funds Management, LLC, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary.

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11.       Counterparts.

This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

WELLS FARGO FUNDS TRUST on behalf of the Funds
By:
	Name:	Andrew Owen
	Title:	President

WELLS FARGO FUNDS DISTRIBUTOR, LLC
By:
	Name:	Wayne Badorf
	Title:	President

WELLS FARGO FUNDS MANAGEMENT, LLC
By:
	Name:	Paul Haast
	Title:	Senior Vice President
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SCHEDULE I

SHAREHOLDER SERVICING AGREEMENT

WELLS FARGO FUNDS TRUST

100% Treasury Money Market Fund

Absolute Return Fund

Adjustable Rate Government Fund

Alternative Risk Premia Fund

Asset Allocation Fund

C&B Large Cap Value Fund

C&B Mid Cap Value Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

Cash Investment Money Market Fund1

Classic Value Fund

Common Stock Fund

Conservative Income Fund

Core Bond Fund

Core Plus Bond Fund

Disciplined Small Cap Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Equity Fund

Diversified Income Builder Fund

Diversified International Fund2

Dynamic Target Today Fund

Dynamic Target 2015 Fund

Dynamic Target 2020 Fund

Dynamic Target 2025 Fund

Dynamic Target 2030 Fund

Dynamic Target 2035 Fund

Dynamic Target 2040 Fund

Dynamic Target 2045 Fund

Dynamic Target 2050 Fund

Dynamic Target 2055 Fund

Dynamic Target 2060 Fund

Emerging Growth Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Endeavor Select Fund

Enterprise Fund

[1]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the Cash Investment Money Market Fund into the Heritage Money Market Fund, effective on or about March 26, 2021.
[2]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the Diversified International Fund into the International Equity Fund, effective on or about March 26, 2021.
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Fundamental Small Cap Growth Fund

Global Investment Grade Credit Fund

Global Small Cap Fund

Government Money Market Fund

Government Securities Fund

Growth Fund

Growth Balanced Fund

Heritage Money Market Fund

High Yield Bond Fund

High Yield Municipal Bond Fund

Income Plus Fund

Index Asset Allocation Fund

Index Fund

Intermediate Tax/AMT-Free Fund

International Bond Fund

International Equity Fund

International Value Fund3

Intrinsic Small Cap Value Fund4

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Low Volatility U.S. Equity Fund

Managed Account CoreBuilder Shares - Series CP5

Managed Account CoreBuilder Shares - Series M

Managed Account CoreBuilder Shares - Series SM6

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Sustainability Fund

National Tax-Free Money Market Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

[3]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the International Value Fund into the International Equity Fund. Pending shareholder approval, the merger will occur on or about March 26, 2021.
[4]	On November 20, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the name change of the Intrinsic Small Cap Value Fund to the Small Cap Fund, effective on or about February 15, 2021.
[5]	On August 11, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the establishment of the Managed Account CoreBuilder Shares – Series CP (“CP Fund”). The CP Fund is expected to commence operations in the first quarter 2021.
[6]	On May 28, 2020, the Board of Trustees of Wells Fargo Funds Trust approved the establishment of the Managed Account CoreBuilder Shares – Series SM (“SM Fund”). The SM Fund is expected to commence operations in the fourth quarter 2020.
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Real Return Fund

Short Duration Government Bond Fund

Short-Term Bond Plus Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Company Growth Fund

Small Company Value Fund

Special International Small Cap Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Municipal Bond Fund

Target Today Fund

Target 2010 Fund

Target 2015 Fund

Target 2020 Fund

Target 2025 Fund

Target 2030 Fund

Target 2035 Fund

Target 2040 Fund

Target 2045 Fund

Target 2050 Fund

Target 2055 Fund

Target 2060 Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

Utility and Telecommunications Fund

Spectrum Income Allocation Fund

Spectrum Aggressive Growth Fund

Spectrum Growth Fund

Spectrum Moderate Growth Fund

Spectrum Conservative Growth Fund

Wisconsin Tax-Free Fund

Schedule I amended: November 20, 2020

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SCHEDULE II

Services

1)	Establish and maintain accounts relating to Clients that invest in Shares;
2)	Answer Client inquiries regarding account status and history, and the manner in which purchases, exchanges and redemptions of Shares may be effected;
3)	Assist Clients in designating and changing dividend options (as available), account designations and addresses;
4)	Process and verify purchase, redemption and exchange transactions;
5)	Process and verify the wiring or other transfer of funds to and from Client accounts in connection with Client orders to purchase or redeem Shares;
6)	Provide necessary personnel and facilities to establish and maintain Client accounts and records, respond to questions with respect to the Funds; and
7)	Provide such other shareholder liaison or related services as the Funds or a Client may reasonably request.
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